EXHIBIT 99.1

URGENTLY ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Third Quarter Results In Line With Expectations; Continued Progress with Customer Partner Renewals

VIENNA, VA – November 12, 2024 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, today reported financial results for the third quarter ended September 30, 2024.

“We are pleased with our third quarter results, which were in line with our revenue expectations. We continued our positive momentum to deliver customer partner contract renewals, and we took significant steps forward to optimize our business and margins through operational improvements and efficiencies. Notably, we made the decision to divest The Floow during the third quarter, which is part of our strategic effort to divest non-core assets and dedicate our resources to advancing our core business. As we look out to the balance of the year, we remain focused on the continued execution of our strategic initiatives, which are aligned with accelerating profitable growth, delivering exceptional customer service, achieving operational efficiencies, and improving our capital structure,” said Matt Booth, CEO of Urgently.

Third Quarter 2024 Updates:

•
Revenue of $36.2 million, a decrease of 21% year over year.
•
Gross profit of $7.8 million, a decrease of 15% year over year.
•
Gross margin of 21% compared to 20% in the prior year period.
•
GAAP operating expenses of $13.7 million, an improvement of 9%, compared to $15.0 million in the prior year period.
•
Non-GAAP operating expenses of $10.7 million, an improvement of 16%, compared to $12.7 million in the prior year period.
•
GAAP operating loss of $5.9 million compared to $5.8 million in the prior year period, an increase of 1%.
•
Non-GAAP operating loss of $2.9 million, an improvement of 17%, compared to $3.5 million in the prior year period.
•
Approximately 219,000 dispatches completed.
•
Consumer satisfaction score of 4.5 out of 5 stars.

Third Quarter Year-to-Date 2024 Updates:

•
Revenue of $110.9 million, a decrease of 21% year over year.
•
Gross profit of $24.4 million, a decrease of 12% year over year.
•
Gross margin of 22% compared to 20% in the prior year period.
•
GAAP operating expenses of $47.0 million, an improvement of 6%, compared to $50.0 million in the prior year period.
•
Non-GAAP operating expenses of $38.7 million, an improvement of 5%, compared to $40.8 million in the prior year period.
•
GAAP operating loss of $22.6 million compared to $22.3 million in the prior year period, an increase of 1%.
•
Non-GAAP operating loss of $14.2 million compared to $13.1 million in the prior year period, an increase of 9%.

•
Principal debt reduction of $17.5 million to $54.3 million as of September 30, 2024 from $71.8 million as of December 31, 2023.
•
Approximately 656,000 dispatches completed.
•
Consumer satisfaction score of 4.5 out of 5 stars.

Earnings Conference Call

Urgently will host a conference call to discuss the third quarter 2024 financial results on November 12, 2024 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 1-844-481-2521 (USA) or 1-412-317-0549 (International). The replay will be available via webcast through Urgently’s Investor Relations website at https://investors.geturgently.com.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe Non-GAAP Operating Expenses and Non-GAAP Operating Loss are useful to investors in evaluating our operating performance. We use the non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that the non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, which could reduce the usefulness of the non-GAAP financial measures presented herein as a tool for comparison.

A reconciliation is provided below for each of the non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to our most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We define Non-GAAP Operating Expenses as operating expenses, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs. We define

Non-GAAP Operating Loss as operating loss, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs.

For a discussion of Non-GAAP Operating Expenses and Non-GAAP Operating Expenses, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Urgently’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which will be filed with the SEC by November 14, 2024.

Forward Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or Urgently’s future financial or operating performance. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than historical facts, including, without limitation, statements regarding Urgently’s profitability; the expected benefits of the Merger; the market position of the combined company against current and future competitors; and any assumptions underlying any of the foregoing, are forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with our ability to raise funds through future financings and the sufficiency of our cash and cash equivalents to meet our liquidity needs; our history of losses; our limited operating history; our ability to integrate and realize potential benefits from our merger with Otonomo; our ability to service our debt, comply with our debt agreements and refinance our obligations under such agreements; our ability to retain customers and expand existing customers’ use of our platform; our ability to attract new customers; our ability to expand into new solutions, technologies and geographic regions; our ability to adequately forecast consumer demand and optimize our network of service providers; our ability to compete in the markets in which we participate; our ability to comply with laws and regulations applicable to our business; the ongoing review of our financial statements by our auditors and the potential for further adjustments identified in connection with the completion of audit procedures; and expectations regarding the impact of weather events, natural disasters or health epidemics, including the war between Hamas and Israel, on our business. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission (“SEC”), including in our annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$17,368	$38,256
Marketable securities and short-term deposits	—	31,355
Accounts receivable, net	26,461	33,905
Prepaid expenses and other current assets	2,499	4,349
Total current assets	46,328	107,865
Right-of-use assets	963	2,437
Property, equipment and software, net	1,674	871
Capitalized software costs, net	3,679	—
Intangible assets, net	4,786	9,283
Other non-current assets	2,426	738
Total assets	$59,856	$121,194

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,469	$4,478
Accrued expenses and other current liabilities	25,113	22,730
Current lease liabilities	552	710
Current portion of long-term debt, net	53,706	3,193
Total current liabilities	82,840	31,111
Long-term lease liabilities	524	2,045
Long-term debt, net	—	66,076
Other long-term liabilities	—	12,358
Total liabilities	83,364	111,590
Stockholders’ equity (deficit):
Common stock	13	13
Additional paid-in capital	166,543	164,920
Accumulated deficit	(190,064)	(154,769)
Accumulated other comprehensive loss	—	(560)
Total stockholders’ equity (deficit)	(23,508)	9,604
Total liabilities and stockholders’ equity (deficit)	$59,856	$121,194

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$36,246	$46,047	$110,875	$139,602
Cost of revenue	28,481	36,869	86,429	111,905
Gross profit	7,765	9,178	24,446	27,697
Operating expenses:
Research and development	3,069	3,667	11,109	11,077
Sales and marketing	1,518	899	5,153	2,846
Operations and support	2,997	5,418	10,890	18,665
General and administrative	4,942	4,978	16,537	17,215
Depreciation and amortization	1,130	64	3,336	198
Total operating expenses	13,656	15,026	47,025	50,001
Operating loss	(5,891)	(5,848)	(22,579)	(22,304)
Other income (expense), net:
Interest expense, net	(2,973)	(15,438)	(10,107)	(39,608)
Change in fair value of derivative and warrant liabilities	—	(7,539)	—	5,048
Change in fair value of accrued purchase consideration	661	—	1,584	—
Gain (loss) on debt extinguishment	—	—	(1,405)	4,913
Loss on divestiture	(3,290)	—	(3,290)	—
Other income (expense), net	880	(27)	651	(1,069)
Total other expense, net	(4,722)	(23,004)	(12,567)	(30,716)
Loss before income taxes	(10,613)	(28,852)	(35,146)	(53,020)
Provision for income taxes	—	—	149	—
Net loss	$(10,613)	$(28,852)	$(35,295)	$(53,020)

Loss per share, basic and diluted	$(0.79)	$(186.40)	$(2.63)	$(342.54)

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses	$13,656	$15,026	$47,025	$50,001
Less: Depreciation and amortization expense	(1,130)	(64)	(3,336)	(198)
Less: Stock-based compensation expense	(609)	(69)	(1,765)	(222)
Less: Non-recurring transaction costs	(638)	(1,970)	(1,571)	(8,449)
Less: Restructuring costs	(569)	(201)	(1,693)	(337)
Non-GAAP operating expenses	$10,710	$12,722	$38,660	$40,795

Reconciliation of Operating Loss to Non-GAAP Operating Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating loss	$(5,891)	$(5,848)	$(22,579)	$(22,304)
Add: Depreciation and amortization expense	1,130	64	3,336	198
Add: Stock-based compensation expense	609	69	1,765	222
Add: Non-recurring transaction costs	638	1,970	1,571	8,449
Add: Restructuring costs	569	201	1,693	337
Non-GAAP operating loss	$(2,945)	$(3,544)	$(14,214)	$(13,098)